Exhibit 99.1

B2Digital Heads to Nashville for B2FS 123 Live MMA on Saturday, May 29

TAMPA, FL, May 27, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the B2 Fighting Series (“B2FS”) is ready to roll into the Farm Bureau Expo Center in Nashville, TN, this Saturday for another huge night of LIVE MMA action.

What: B2 Fighting Series 123, Amateur and Professional LIVE MMA
Where: Farm Bureau Expo Center in Nashville, TN
When: Saturday, May 29. Doors open at 6pm CST. PPV Broadcast starts at 7pm CST.

In-person tickets for the event have nearly sold out, but interested fans can stream it live on Pay-Per-View here, or enjoy it live over the B2 Fighting Series apps on Amazon Fire TV or Apple TV.

Brandon ‘Hardrock’ Higdon, B2’s Matchmaker, commented, “The B2 Fighting Series heads to Nashville this weekend for 13-bout fight card headlined by two of the top flyweight professionals in the country. Sanford MMA’s Anthony Canzano will make the long trip from Boca Raton, Florida to take on Nashville’s own Nathan Lindsay. In the co-Main, Alex Traughber looks to keep his perfect record as he takes on Roufusport fighter Eimar Hernandez from Milwaukee, Wisconsin. I can’t wait for this fight card and look forward to basking in the excitement of Nashville’s tremendous MMA fanbase.”

Saturday’s B2 Fighting Series card features a combination of 13 amateur and professional bouts. The main event of the night will pit two flyweight pro rising stars face to face as hometown favorite Nathan “Psycho Killa” Lindsay (4-2) puts his 3-win streak on the line against Anthony Canzano, who has only tasted defeat once in 5 pro fights.

The card will also feature an amateur title fight in the Light Heavyweight ranks as Derik “Lord” Overstreet (5-1) squares off with top-ranked amateur Isaiah Smith (3-1) for the B2FS 205-pound belt. Both fighters are 2-0 in their last two bouts.

“We continue to see accelerating growth in our Live Events segment – in margins, per-event sales, and monthly sales – and Saturday’s Fight Night in Nashville looks set to keep that trend intact,” noted Greg P. Bell, Chairman & CEO of B2Digital. “This will close out an active month as we plan to deliver a huge summer sprint that will feature 7 live B2FS MMA LIVE events over the next two months to close out our fiscal quarter.”

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

1

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

2